                                                                    EXHIBIT 5(b)

METLIFE PERSONAL INCOME PLUS APPLICATION
A Variable Annuity

(METLIFE LOGO)                                                  (SNOOPY GRAPHIC)

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS APPLICATION.

     Application Form for Non-Qualified and Traditional IRA Personal IncomePlus Variable Income Annuity.

                  [ ] Non-Qualified         [ ] Traditional IRA

1.   OWNER/ANNUITANT (Annuitant is the Owner)

     First Name                         Middle Initial         Last Name             Daytime Phone Number


     -------------------------------    -------------------    ------------------    ---------------------------------
     Street Address                                                                  Evening Phone Number


     ----------------------------------------------------------------------------    ---------------------------------
     City                               State                  Zip Code              Social Security Number


     -------------------------------    -------------------    ------------------    ---------------------------------
     Gender                             Date of Birth          Marital Status        Age of Dependents


     -------------------------------    -------------------    ------------------    ---------------------------------
     Employer                           Occupation                                   Annual Income


     -------------------------------    -----------------------------------------    ---------------------------------
     Citizenship                        Country of Legal Residence                   Federal Tax Bracket


     -------------------------------    -----------------------------------------    ---------------------------------


   NET WORTH (excluding value of primary residence):

[ ] $ 0 -- 9,999           [ ] $ 10,000 -- 19,999     [ ] $ 20,000 -- 39,999     [ ] $ 40,000 -- 69,999
[ ] $ 70,000 -- 99,999     [ ] $ 100,000 -- 249,999   [ ] $ 250,000+

PLEASE TELL US THE AMOUNT OF ANNUAL INCOME YOU MAY RECEIVE FROM EACH OF THE FOLLOWING SOURCES:

Pensions and Social Security:
                              ---------------------------------------------

Earned Income:
               ------------------------------------------------------------

Other:
       --------------------------------------------------------------------

ARE YOU AN ASSOCIATED PERSON OF A BROKER-DEALER? [ ] Yes [ ] No

ID VERIFICATION: [ ] US Driver's License     [ ] Green Card
                 [ ]  Passport               [ ] Other (please specify)
                                                                        --------

ID ISSUER (STATE):                           ID NUMBER:
                  -------------------------            -------------------------

ID ISSUE DATE:                               ID EXPIRATION DATE:
             ------------------------------                     ----------------

Form G.20391

JOINT ANNUITANT IN CERTIFICATE
(Complete only if Income for Two -- with or without a guarantee period -- is elected under Section 3)

     First Name                         Middle Initial         Last Name             Daytime Phone Number


     -------------------------------    -------------------    ------------------    ---------------------------------
     Street Address                                                                  Evening Phone Number


     ----------------------------------------------------------------------------    ---------------------------------
     City                               State                  Zip Code              Social Security Number


     -------------------------------    -------------------    ------------------    ---------------------------------
     Gender                             Date of Birth          Marital Status        Age of Dependents


     -------------------------------    -------------------    ------------------    ---------------------------------
     Employer                           Occupation                                   Annual Income


     -------------------------------    -----------------------------------------    ---------------------------------
     Citizenship                        Country of Legal Residence                   Federal Tax Bracket


     -------------------------------    -----------------------------------------    ---------------------------------


   NET WORTH (excluding value of primary residence):

[ ] $ 0 -- 9,999           [ ] $ 10,000 -- 19,999     [ ] $ 20,000 -- 39,999     [ ] $ 40,000 -- 69,999
[ ] $ 70,000 -- 99,999     [ ] $ 100,000 -- 249,999   [ ] $ 250,000+

PLEASE TELL US THE AMOUNT OF ANNUAL INCOME YOU MAY RECEIVE FROM EACH OF THE FOLLOWING SOURCES:

Pensions and Social Security:
                              ---------------------------------------------

Earned Income:
               ------------------------------------------------------------

Other:
       --------------------------------------------------------------------

ARE YOU AN ASSOCIATED PERSON OF A BROKER-DEALER? [ ] Yes [ ] No

ID VERIFICATION: [ ] US Driver's License     [ ] Green Card
                 [ ] Passport                [ ] Other (please specify)
                                                                        --------

ID ISSUER (STATE):                           ID NUMBER:
                  -------------------------            -------------------------

ID ISSUE DATE:                               ID EXPIRATION DATE:
             ------------------------------                     ----------------

NOTE: You must provide proof of all annuitant's birth dates.

Form G.20391

2.   INCOME PAYMENTS

     (NOTE: For plans subject to ERISA, which are subject to the spousal consent requirement, or where otherwise required under the employer's plan, if you are married, you must select Lifelong Income for Two with your spouse as the sole Second Annuitant, unless your spouse agrees otherwise and completes a consent form.)

     A.   INCOME OPTIONS (choose only one)

          1.   INCOME PAYMENTS BASED ON YOUR LIFE

               [ ]  Lifelong Income

               [ ] Lifelong Income with a Guarantee Period of _________ years* (5-30 years)

          2.   INCOME PAYMENTS BASED ON YOUR LIFE AND SOMEONE ELSE'S LIFE

               [ ]  Lifelong Income for Two

               [ ] Lifelong Income for Two with a Guarantee Period of _________ years* (5-30 years)

                    For either of the above two options, please mark the appropriate boxes below:

                    a) Percentage of payment made to survivor*: [ ] 100% [ ] 75% [ ] 66 2/3% [ ] 50%

                    b)   [ ] When you die [ ] When either one of you dies

          3.   INCOME FOR A FIXED PERIOD ONLY

               [ ] Income Guaranteed Period of _________ years* (5-30 years) and Withdrawal Option

                    (NOTE: If you select this option, the withdrawal option is included.)

B.   WITHDRAWAL OPTION - (OPTIONS 1 & 2 ONLY)

     (Available with any of the above options at time of application. May not be changed once elected.)

     [ ]   Withdrawal Option

     (NOTE: Selecting the withdrawal option will reduce your income payments.)

C.   PAYMENT FREQUENCY: [ ] Monthly [ ] Quarterly [ ] Semi-Annually [ ] Annually

D.   PAYMENT START DATE:        /   /     (Income payments must begin within
     12 months.)         ----------------
                         Month  Day  Year

* For IRAs, the Internal Revenue Code may limit your distribution period (or percentage election) in some cases.

Form G.20391

3.   BENEFICIARY DESIGNATION

     Any payments due will be made to the beneficiary listed below.

     PRIMARY BENEFICIARY(IES):

     Name                           Relationship            Social Security Number              Percentage*


     ---------------------------    ------------------      ---------------------------------   --------------------
     Name                           Relationship            Social Security Number              Percentage*


     ---------------------------    ------------------      ---------------------------------   --------------------
     Name                           Relationship            Social Security Number              Percentage*


     ---------------------------    ------------------      ---------------------------------   --------------------
                                                                                        *Percentages must total 100%

     CONTINGENT BENEFICIARY(IES):

     Name                           Relationship            Social Security Number              Percentage*


     ---------------------------    ------------------      ---------------------------------   --------------------
     Name                           Relationship            Social Security Number              Percentage*


     ---------------------------    ------------------      ---------------------------------   --------------------
     Name                           Relationship            Social Security Number              Percentage*


     ---------------------------    ------------------      ---------------------------------   --------------------

                                                                                        *Percentages must total 100%

4.   DIRECT DEPOSIT

     Please complete the following information to have income payments deposited directly to the Annuitant's account at the financial institution specified below.

     Type of account: [ ] Checking [ ] Savings [ ] Other          (Specify type)
                                                         ---------
     Account number:                       Bank routing number*
                     ---------------------                     -----------------

     *This is a 9-digit number. If you do not know your Bank routing number, please attach a voided check.

     Financial Institution:

     Name


     ---------------------------------------------------------------------------
     Street Address                          City            State        Zip


    -----------------------------------      -----------     -----------  ------

     [ ] Check here if you prefer to receive your income payments by check.

5.   PURCHASE PAYMENT INFORMATION

     Purchase payment amount: $____________________ (Minimum amount $25,000)

Form G.20391

6.   REPLACEMENT

     A. Do you have any existing individual life insurance or annuity contracts? [ ] Yes [ ] No

     B. Will the annuity applied for replace one or more existing annuity or life insurance contracts? [ ] Yes [ ] No

          (NOTE: Replacement includes any surrender, loan, withdrawal, lapse, reduction or redirection of payments on an annuity or life insurance contract in connection with this application. If you answer "Yes" in
          (B), you must complete a MetLife Annuity Replacement Questionnaire.)

7.   RISK TOLERANCE

     Describe the risk tolerance applicable to this contract. Check only one:

     [ ] Conservative -- Generally want minimal risk by limiting exposure to high-risk investments while still seeking some growth

     [ ] Conservative to Moderate -- Generally can tolerate some moderate risk in a portion of your investment while allocating a significant amount of your investment in lower risk options

     [ ] Moderate -- Generally can tolerate some short-term market volatility by balancing higher risk options with lower risk options

     [ ] Moderate to Aggressive -- Generally comfortable with market volatility in the short-term, but seek to soften the sharp swings in market value with some lower risk options

     [ ] Aggressive -- Generally not concerned with extreme price fluctuations in the market and seeks the highest growth potential

8.   INVESTMENT OBJECTIVE

     Describe the owner's investment objective for this contract. Check only one:

     [ ] Preservation of Capital -- Seeks income and stability, with minimal risk

     [ ] Income -- Seeks current income over time

     [ ] Growth & Income -- Seeks capital appreciation over the long-term combined with current dividend income

     [ ] Growth -- Seeks capital appreciation over the long-term

     [ ] Aggressive Growth -- Seeks maximum capital appreciation over time by investing in speculative and/or high risk securities

9.   ASSUMED INVESTMENT RETURN

     [ ]3%        [ ]4%    [ ]5%    [ ]6%

     (NOTE: The Assumed Investment Return (AIR) is used to determine the amount of your first payment, and is compared against the actual investment returns you achieve to determine the amount of all subsequent payments. If your investment returns exceed your AIR and Separate Account charges, payments increase; if your AIR and Separate Account charges are greater than your investment returns, payments decrease. Please note that choosing a higher AIR will result in a greater initial payment, but will make income growth more difficult to achieve. The AIR you choose cannot be changed once elected.)


Form G.20391

10.  ALLOCATION

     Indicate the percentage to be allocated to each funding option. The funding option(s) that correspond to your risk tolerance and investment objective should have the largest percentage allocation. Percentages must be in whole numbers and total 100%. If you choose to allocate your purchase payment into one of the income allocation choices below, your only funding choice are one of the income allocation choices and the Fixed Income Option. You may change your allocation at any time. Note that these allocations will be established at issue. Investment performance will cause them to vary over time. Standard & Poor's Investment Advisory Services LLC, ("SPIAS") believes that the listing below shows the approximate risk relationships among the asset classes for the funding options made available through Personal IncomePlus Annuity contract issued by Metropolitan Life Insurance Company from the most conservative to the most aggressive. Within each asset class funding options are listed in alphabetical order. The ranking of asset classes is based on analysis by Standard & Poor's Advisory Services LLC ("SPIAS").

FUNDING CHOICES:
____% Fixed Income Option                                         ____% FI International Stock
____% Western Asset Management US Government                      ____% Harris Oakmark International
____% BlackRock Bond Income                                       ____% MFS Research International
____% American Funds Bond                                         ____% Morgan Stanley EAFE(R) Index
____% Lehman Brothers(R) Aggregate Bond Index                     ____% BlackRock Legacy Large Cap Growth
____% PIMCO Total Return                                          ____% FI Large Cap
____% Western Asset Management Strategic Bond                     ____% American Funds Growth
      Opportunities                                               ____% Legg Mason Aggressive Growth
____% Lord Abbett Bond Debenture                                  ____% Jennison Growth
____% PIMCO Inflation Protected Bond                              ____% Oppenheimer Capital Appreciation
____% BlackRock Diversified                                       ____% T. Rowe Price Large Cap Growth
____% MFS Total Return                                            ____% Loomis Sayles Small Cap
____% Neuberger Berman Real Estate                                ____% Russell 2000(R) Index
____% Harris Oakmark Focused Value                                ____% BlackRock Aggressive Growth
____% BlackRock Large Cap Value                                   ____% T. Rowe Price Mid-Cap Growth
____% Davis Venture Value                                         ____% Franklin Templeton Small Cap Growth
____% FI Value Leaders                                            ____% Met/AIM Small Cap Growth
____% Harris Oakmark Large Cap Value                              ____% T. Rowe Price Small Cap Growth
____% Neuberger Berman Mid Cap Value                              ____% RCM Global Technology
____% Oppenheimer Global Equity                                   PORTFOLIO INVESTED IN EXCHANGE TRADED FUNDS:
____% BlackRock Strategic Value                                   ____% Cyclical Growth ETF
____% BlackRock Large Cap                                         ____% Cyclical Growth and Income ETF
____% American Funds Growth-Income                                INCOME ALLOCATION CHOICES:
____% Legg Mason Value Equity                                     ____% MetLife Conservative Allocation
____% MetLife Stock Index                                         ____% MetLife Conservative to Moderate Allocation
____% American Funds Global Small Capitalization                  ____% MetLife Moderate Allocation
____% FI Mid Cap Opportunities                                    ____% MetLife Moderate to Aggressive Allocation
____% Lazard Mid Cap                                              ____% MetLife Aggressive Allocation
____% MetLife Mid Cap Stock Index



                                     TOTAL ALLOCATION MUST EQUAL 100%



Form G.20391

11.  SOURCE OF FUNDS

     Please indicate the source of funds for purchase payment:

[ ] Life Insurance Policy     [ ] Mutual Fund             [ ] Brokerage Account        [ ] CD
[ ] Annuity Contract          [ ] Savings                 [ ] Inheritance              [ ] Discretionary Income (salary/bonus)
[ ] Pension Assets            [ ] Business Income         [ ] Legal Settlement         [ ] IRA Rollover
[ ] Other:______________________

12.  TAX WITHHOLDING ELECTION

     The taxable portion of each income payment is subject to federal tax withholding under IRS wage withholding tables by treating you as married, claiming three withholding allowances, unless you file an election to request withholding on a different basis. Your election will remain in effect until you change or revoke it by filing a new election. You may change your election at any time and as often as you wish.

     If you elect not to have withholding apply to your income payments, or if you do not have enough federal income taxes withheld from your income payments, you may be responsible for paying estimated tax directly to the Internal Revenue Service. You may incur penalties under the estimated tax rules if your withholding and estimated tax payments are not sufficient. If you have not provided the correct taxpayer identification number, we will treat this election as invalid and will withhold taxes by treating you as a single person with no withholding allowances. This will remain in effect until your correct tax identification number is received. Certain states require withholding of state income tax when federal income tax withholding applies. Additionally, certain states may impose similar estimated tax rules and tax penalties. You should consult with your tax advisor to determine whether any of these states may impose similar estimated tax rules and tax penalties and whether those apply to you.

     Notwithstanding the foregoing, mandatory wage withholding is required for payments made under a nonqualified plan maintained by an employer and you cannot elect out of withholding. If you fail to make designate your marital status and allowances below, you will be treated as single with no withholding allowances.

     SELECT ONE OF THE WITHHOLDING OPTIONS LISTED BELOW:

     [ ] Do not withhold federal or state income taxes from my income payments. I understand that I am still liable for payment of federal and state income tax on the taxable portion of each payment, and that this option is not available if the annuity is held under a nonqualified plan maintained by my employer.
          (My election is void unless I have provided my correct tax identification number.)

     [ ] Please withhold federal income taxes and state income taxes, where required, from the taxable portion of each income payment based on the following allowances and marital status selected below:

     [ ]  Married  [ ]  Single  [ ]  Married but withhold at higher single rate

          Number of withholding allowances claimed: _________

          Withhold the following additional amount of taxes from each income payment: $ _______________

          Social Security Number or Taxpayer Identification
          Number:______________________

     Under penalties of perjury I certify: 1) That the number shown above is my correct taxpayer identification number; and 2) that I am not subject TO BACKUP WITHHOLDING because: (a) I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest or dividends; or (b) the IRS has notified me that I am no longer subject to BACKUP WITHHOLDING; and 3) I am a U.S. citizen or a U.S. resident for tax purposes.

     ---------------------------------------------------------------------------
     Signature of Contract Owner                                            Date

     (NOTE: The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid BACKUP WITHHOLDING.) [Note: Backup withholding does not apply to annuities and IRAs; therefore consider removing all references. Also, as currently drafted, this form would not constitute a substitute Form W-9 (TIN certification). See Rev. Proc. 83-89, 1983-2 C.B. 613. ]

     Form G.20391

13.  IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

     To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who intends to make a purchase.

     What this means for you: to accept your contribution, we need your name, address, date of birth and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

     Specify Citizenship:

     [ ] USA        [ ] Other ______________________

14.  SIGNATURE OF OWNER/ANNUITANT

     (a) NOTICE TO APPLICANT

     ARKANSAS, LOUISIANA AND NEW MEXICO RESIDENTS ONLY Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

     COLORADO RESIDENTS ONLY It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. It is also unlawful for any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds. Such acts shall be reported to the Colorado Division of Insurance of Regulatory Agencies to the extent required by applicable law.

     DISTRICT OF COLUMBIA RESIDENTS ONLY WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

     FLORIDA RESIDENTS ONLY A person who knowingly and with intent to injure, defraud, or deceive any insurance company, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

     KENTUCKY RESIDENTS ONLY Any person who knowingly and with the intent to defraud any insurance company or other person files an application containing any materially false information or conceals, for the purpose of misleading information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

     MAINE, TENNESSEE AND VIRGINIA RESIDENTS ONLY It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

     NEW JERSEY RESIDENTS ONLY Any person who knowingly files a claim containing any false or misleading information is subject to criminal and civil penalties.

     OHIO RESIDENTS ONLY A person with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing false or deceptive statement is guilty of insurance fraud.

     PENNSYLVANIA RESIDENTS ONLY Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or a statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

     OKLAHOMA RESIDENTS ONLY WARNING: Any person who knowingly, and with the intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete, or misleading information is guilty of a felony.

     PUERTO RICO RESIDENTS ONLY Any person who knowingly and with the intention to defraud includes false information in an application for insurance or file, assists or abets in the filing of a fraudulent claim to obtain payment of a loss or other benefit, or files more than one claim for the same loss or damage, commits a felony and if found guilty shall be punished for each violation with a fine of no less than five thousand dollars ($5,000), not to exceed ten thousand dollars ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances exist, the fixed jail term may be increased to a maximum of five (5) years; and if mitigating circumstances are present, the jail term may be reduced to a minimum of two (2) years.

     Form G.20391

(b) SIGNATURE

I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief. I UNDERSTAND THAT, EXCEPT TO THE EXTENT PROVIDED UNDER THE WITHDRAWAL OPTION IF ELECTED AT ISSUANCE, THIS ANNUITY HAS NO CASH VALUE AND CANNOT BE SURRENDERED. I ALSO UNDERSTAND THAT IF I ELECT THE WITHDRAWAL OPTION, INCOME PAYMENTS WILL BE LOWER THAN IF I HAD NOT ELECTED THE OPTION. INCOME PAYMENTS WILL FLUCTUATE BASED ON THE PERFORMANCE OF THE INVESTMENT DIVISIONS AND THE ASSUMED INVESTMENT RETURN STATED IN MY CERTIFICATE. I UNDERSTAND THAT THERE IS NO DEATH BENEFIT FOR LIFELONG INCOME AND LIFELONG INCOME FOR TWO AFTER THE PAYMENT START DATE. I acknowledge that I have received a current MetLife Personal IncomePlus prospectus.

I UNDERSTAND THAT METROPOLITAN LIFE INSURANCE COMPANY DOES NOT GUARANTEE THE TAX CONSEQUENCES OF THE ANNUITY (INCLUDING, BUT NOT LIMITED TO, WHETHER THE IRA OR OTHER TAX-QUALIFIED ANNUITY MEETS MINIMUM DISTRIBUTION REQUIREMENTS AND HOW MUCH OF EACH INCOME PAYMENT OR WITHDRAWAL IS EXCLUDABLE FROM INCOME AS A RETURN OF ANY AFTER-TAX CONTRIBUTION) AND I SHOULD CONSULT MY OWN TAX ADVISOR AS WELL AS THE PROSPECTUS FOR THIS PRODUCT AND IRA ENDORSEMENT THERETO PRIOR TO PURCHASE OF THE ANNUITY AND PRIOR TO THE PURCHASE OR EXERCISE OF THE WITHDRAWAL OPTION.

If I elected the direct deposit option under Section 4, I understand that MetLife will not be liable for any failure to modify or terminate this arrangement until it has received a written request from me and it has had a reasonable time to act upon it. I understand that MetLife's responsibility is fully satisfied as soon as a deposit is made to my account. If any overpayment of income payments is credited to my account in error, I hereby authorize and direct the Financial Institution to charge my account and to refund the overpayment to MetLife.

Signature of Owner/Annuitant                            Signed at: (City, State)


--------------------------------------------------------------------------------

Signature of Joint Owner/Annuitant (If Applicable)        Date: (Month/Day/Year)


--------------------------------------------------------------------------------


PURSUANT TO IRS CIRCULAR 230, METLIFE IS PROVIDING YOU WITH THE FOLLOWING
NOTIFICATION:

The information contained in this document is not intended to (and cannot) be used by anyone to avoid IRS penalties. This document supports the promotion and marketing of this annuity. You should seek advice based on your particular circumstances from an independent tax advisor.

                                             (METLIFE LOGO)
                                             METROPOLITAN LIFE INSURANCE COMPANY
ORDER NUMBER(0004) 0504-7609                 200 Park Avenue
(C) 2005 METLIFE, INC.                       New York, NY 10166
PEANUTS (C) United Feature Syndicate, Inc.   www.metlife.com

Form G.20391

METLIFE PERSONAL INCOMEPLUS APPLICATION

                             GENERAL TAX DISCLOSURE

CAUTION: APPLICANT SHOULD CONSULT HIS OR HER OWN TAX ADVISOR PRIOR TO PURCHASE OF ANNUITY AND PRIOR TO EXERCISE OF ANY WITHDRAWAL BENEFIT WITH RESPECT TO TAX CONSEQUENCES INCLUDING, BUT NOT LIMITED TO:

a. The uncertainty of the portion, if any, of a withdrawal that is excludable as a return of the investment in the contract for non-qualified contracts or an IRA with after-tax dollars;

b. The uncertainty of whether certain increasing income streams will meet an exception to the 10% penalty tax if the owner has not attained age 59 1/2 (including non-natural persons as owners) and/or whether such non-qualified contracts owned by non-natural persons will be treated as annuity contracts for federal income tax purposes; and

c. The uncertainty of whether certain increasing payment streams will meet minimum distribution requirements for IRAs.

                         HOW TO COMPLETE THE APPLICATION

1.   OWNER/ANNUITANT

     Whenever "you" or "your" is used on this application, it refers to the owner/annuitant. Once an application is accepted and the annuity is issued, the applicant is referred to as the annuitant. This is the person whose life is used to determine the duration and the dollar amount of income payments.

     If you selected "Income payments based on your life and someone else's life" in Section 2, please complete the Second Annuitant section. If you are married, your spouse must be the second annuitant, unless your spouse agrees otherwise and completes a consent form.

     The owner is the person (or entity) who has all rights under the contract including the right to direct who receives income payments, to allocate income payments between funding options and to designate beneficiaries. If the owner of the annuity is an individual, this individual must also be the annuitant.

2.   INCOME PAYMENTS

     Please choose an income option, the payment frequency, and when your income payments should start. The income option is one of the factors that determine the amount of income payments. An explanation of each income option is provided in the MetLife Personal IncomePlus prospectus. If you are purchasing this annuity under an IRA, the Income Options you can choose may be limited. (Note: Federal tax law may limit the types of permissible annuities you may purchase without adverse tax consequences.)

     Please indicate whether or not you wish to have a withdrawal option included in your annuity purchase. If you elect this option, you will have the right to withdraw some or all of your annuity's value as a lump sum. This right is generally limited to the two-years after the purchase of the annuity, but certain non-qualified plans may extend beyond such date depending on the income payment option elected. This feature is in addition to the periodic income payments you will receive. Electing the withdrawal option will result in lower income payments. Please refer to your annuity quote to see the impact electing the withdrawal option has on your income payment. Note that you must elect the withdrawal option if you choose the Income for a Fixed Period Only option.

     Each withdrawal you request will be subject to a withdrawal processing fee. Please refer to the MetLife Personal IncomePlus prospectus for additional information. The exercise of the withdrawal option could have adverse tax consequences; consult your personal tax advisor for additional information regarding how this option affects your annuity contract.

     Please remember that income payments will cease upon your death if you choose the Lifelong Income option, or upon the death of the last surviving annuitant if you choose the Lifelong Income for Two option. If you choose one of those two options with a guarantee period, payments will continue to your beneficiaries if the guarantee period has not expired when you die (for the Lifelong Income option) or when the last surviving annuitant dies (for the Lifelong Income for Two option). The guarantee period must be between 5 and 30 years, although Federal tax law may limit the number of years allowable for this option.

     MetLife may further limit the length of the guarantee period (e.g., to the life expectancy of the annuitant under the single life table), or limit the availability of the income option offered in accordance with its current underwriting practices.

     The income payments will start on the date you specify (not to exceed 12 months from the issue date) but not earlier than 5 business days after your completed application form is accepted, your purchase payment has been received by MetLife and proof of age of the annuitant and second annuitant (if selected) is provided. If, for some reason, we aren't able to process your application by the date you specify, we will notify you.

3.   BENEFICIARY DESIGNATION

     If you select an income option with a guarantee period, the primary beneficiary (or beneficiaries) is (are) the individual(s) who will receive any remaining income payments upon your death (or upon the death of the last annuitant if there is a second annuitant). As a reminder, income payments will cease after your death if you choose the Lifelong Income option or after both you and the second annuitant die if you choose the Lifelong Income for Two option.

     If you elected an income option for you alone and you should die before the Initial Payment Date, MetLife will refund the purchase payment, less any prior withdrawals received, as a death benefit in a lump sum. If you elected an income option for you and someone else, MetLife will pay to the remaining annuitant the amount of your purchase payment adjusted as described above as a death benefit if either you or the second annuitant should die before the date of the first scheduled income payment. If both you and the second annuitant should die before the date of the first scheduled income payment, MetLife will pay your beneficiary (or beneficiaries) instead. For annuities purchased under plans subject to ERISA, spousal consent may be required before any pre-commencement death benefit can be paid to the joint annuitant, even if the joint annuitant is the surviving spouse.

     Any death benefit payable before the payment start date, and/or any income payments due will be paid in equal shares to the beneficiary(ies) listed, unless otherwise specified.

4.   DIRECT DEPOSIT

     If the owner has designated you as the annuitant to receive income payments: income payments may be deposited directly into an account at your financial institution or a check may either be mailed to your address of record. If you choose to have income payments deposited directly into an account, please furnish all requested information. Include your account number and your 9-digit bank routing number, including all spaces and dashes that may appear in that number. You can get the bank routing number from your financial institution or simply attach a voided check.

5.   PURCHASE PAYMENT INFORMATION

     Your purchase payment must be at least $25,000.

 6. REPLACEMENT

     If you answer 'yes' to question 6(B), please request a MetLife Annuities Replacement Questionnaire by calling (866) 438-6477.

7.   RISK TOLERANCE

     Describes the owner's risk tolerance applicable to this contract. Please select only one.

8.   INVESTMENT OBJECTIVE

     Describes the owner's investment objective for this contract. Please select only one.

9.   ASSUMED INVESTMENT RETURN

     The Assumed Investment Return (AIR) is used to determine the amount of your first payment, and is compared against the actual investment returns you achieve to determine the amount of all subsequent payments. If your investment return exceeds your AIR and Separate Account charges, your payment relative to the previous payment increases. If your AIR and Separate Account charges are greater than your investment returns, your payment relative to the previous payment decreases. Please note that choosing a higher AIR will result in a greater initial payment, but will make income growth more difficult to achieve. The AIR you choose cannot be changed once elected.

10.  ALLOCATION

     Allocate your purchase amount between the various funding options offered. When specifying your allocation, keep your investment objective in mind. Select option(s) such that, when aggregated by investment objective, the largest percentage of your allocation corresponds to your investment objective. Note that this allocation will be established at issue. Investment performance will cause that to vary over time.

11.  SOURCE OF FUNDS

     Please provide the requested information. MetLife is required by the NASD to request this information.

12.  TAX WITHHOLDING ELECTION

     The income payments you receive are subject to federal income tax withholding. Please read the information provided in this Section carefully. Indicate whether or not you want federal income tax withholding and the desired withholding level by checking the appropriate box(es). You may refer to the worksheet in IRS Form W-4P to estimate your withholding allowances.

13.  ADDITIONAL REQUIRED INFORMATION

     Please provide the requested information. MetLife is required by the NASD and by Federal law to request this information in order to accept a purchase.

14.  SIGNATURES OF OWNER/ANNUITANT

     Read the statements above the signature lines carefully. You must sign exactly as your name appears in Section 1 of this application. Purchases of a MetLife Personal IncomePlus annuity are available only to eligible members under an established Group Annuity Contract (eligible members are individuals whose employer has chosen to make available to them the MetLife Personal IncomePlus as a voluntary benefit). By signing this document, you hereby represent that you are an eligible member of the group related to this Group Annuity Contract and meet the qualifications to purchase this annuity under the terms of that Group Annuity Contract. Any misrepresentation of this information constitutes fraud, and such action is subject to criminal and/or civil penalties. Any potential consequences or penalties attributable to a misrepresentation of eligibility are the sole responsibility of the individual making the purchase.

     By signing, you acknowledge that MetLife is not responsible for the tax consequences to the Owner or any annuitant of the purchase of this annuity, including the purchase or exercise of any available options. You should consult a tax advisor (and review the IRA endorsement, if applicable) prior to purchase and prior to the exercise of any option under the annuity.

     REMINDER: DON'T FORGET TO SIGN YOUR APPLICATION, INCLUDE PROOF OF DATE OF BIRTH AND YOUR CHECK.

Please mail your completed application to the address below:

REGULAR MAIL                                   OVERNIGHT MAIL
MetLife Personal IncomePlus                    Bank of America Lockbox Services
P.O. Box 406904                                Lockbox 406904
Atlanta, GA 30384-6904                         6000 Feldwood Road
                                               College Park, GA 30349

For assistance with completing the application or to get answers to questions regarding MetLife Personal IncomePlus, call (866) 438-6477.


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